Exhibit 10.2

Westar Energy Restricted Share Units

Deferral Election Form

William B. Moore

Deferral Election For 68,750 Westar Energy Restricted Share Units

and Dividend Equivalents Granted Effective December 23, 2002 and

Vesting in Equal Tranches on January 2, 2006 and January 2, 2007

☒	I elect to defer distribution of Westar Energy RSUs granted to me on December 23, 2002 and vesting in equal tranches on each of January 2, 2006 and January 2, 2007 and elect to have all such RSUs distributed to me in equal annual installments over a five-year period beginning on the first business day following the 6-month anniversary of the termination of my employment with Westar Energy.

☐	I elect to defer payment of dividend equivalents related to Westar Energy RSUs granted to me on December 23, 2002 and vesting in equal tranches on each of January 2, 2006 and January 2, 2007 and elect to reinvest such deferred dividend equivalents in additional shares of Westar Energy common stock, which will also be deferred.

☐	I elect not to defer distribution of Westar Energy RSUs granted to me on December 23, 2002 and vesting in equal tranches on each of January 2, 2006 and January 2, 2007.

☒	I elect not to defer payment of dividend equivalents related to Westar Energy RSUs granted to me on December 23, 2002 and vesting in equal tranches on each of January 2, 2006 and January 2, 2007.

/s/ William B. Moore	December 29, 2004
Signature	Date